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            EXHIBIT 23

            CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in Post-effective Amendment No. 1 to Registration Statement No. 2-62328 on Form S-3, in Registration Statement No. 333-44397 on Form S-3 and in Registration Statement Nos. 33-23350, 33-50400, 33-13605 and 33-
            64077 on Form S-8 of our reports dated January 15, 1998, appearing in and incorporated by reference in this Annual Report on Form 10-K of PPG Industries, Inc. for the year ended December 31, 1997.

            DELOITTE & TOUCHE LLP

            Pittsburgh, Pennsylvania
            February 24, 1998